UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 10, 2017

(Date of earliest event reported)

Phillips 66 Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36011	38-3899432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard

Houston, Texas 77042

(Address of principal executive offices and zip code)

(855) 283-9237

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

Notes Offering and Underwriting Agreement

On October 10, 2017, Phillips 66 Partners LP (the “Partnership”) and Phillips 66 Partners GP LLC (the “General Partner”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., MUFG Securities Americas Inc., Scotia Capital (USA) Inc., and TD Securities (USA) LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the underwritten public offering (the “Notes Offering”) by the Partnership of $500 million aggregate principal amount of 3.750% Senior Notes due 2028 (the “2028 Notes”) and $150 million aggregate principal amount of 4.680% Senior Notes due 2045 (the “2045 Notes” and, together with the 2028 Notes, the “Notes”).

The material terms of the Notes Offering are described in the prospectus supplement, dated October 10, 2017 (the “Prospectus Supplement”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on October 11, 2017 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”). The Notes Offering was registered with the Commission pursuant to an effective Registration Statement on Form S-3 (Registration No. 333-217734), initially filed by the Partnership on May 5, 2017 (as amended, the “Registration Statement”).

The Notes Offering closed on October 13, 2017. The Partnership received net proceeds (after adding accrued interest of $1.1 million on the 2045 Notes and deducting underwriting discounts, commissions and offering expenses) from the Notes Offering of approximately $643.2 million. As described in the Prospectus Supplement, the Partnership intends to use the net proceeds from the Notes Offering (i) to repay the remaining indebtedness assumed in its previously announced acquisition from Phillips 66 of an indirect 25% interest in each of Dakota Access, LLC and Energy Transfer Crude Oil Company, LLC and a direct 100% interest in Merey Sweeny, L.P. and (ii) for general partnership purposes, including to fund future acquisitions and organic projects and the repayment of certain outstanding indebtedness, including amounts outstanding under the Partnership’s revolving credit facility.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and the General Partner, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership and the General Partner have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

As more fully described under the caption “Underwriting” in the Prospectus Supplement, certain of the Underwriters have performed commercial banking, investment banking and advisory services for the Partnership and its affiliates from time to time for which they have received customary fees and reimbursement of expenses. The Underwriters or their affiliates may, from time to time, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Affiliates of certain of the Underwriters are lenders under the Partnership’s revolving credit facility, and, in such capacity, will receive a portion of the net proceeds from the Notes Offering.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference. The legal opinion relating to the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Indentures

The Partnership issued the Notes pursuant to the Base Indenture, dated as of February 23, 2015 (the “Base Indenture”), as supplemented by the Sixth Supplemental Indenture, dated as of October 13, 2017, relating to the 2028 Notes (the “Sixth Supplemental Indenture”), and the Third Supplemental Indenture, dated as of February 23, 2015, relating to the 2045 Notes (the “Third Supplemental Indenture” and, together with the Base Indenture and the Sixth Supplemental Indenture, the “Indentures”), in each case between the Partnership and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The 2028 Notes will mature on March 1, 2028, and bear interest at the annual rate of 3.750%. Interest on the 2028 Notes accrues from October 13, 2017, and will be payable semiannually in arrears on March 1 and September 1 of each year, commencing on March 1, 2018.

The 2045 Notes are an additional issuance of the Partnership’s 4.680% Senior Notes due 2045 issued under the Third Supplemental Indenture, pursuant to which the Partnership issued $300 million aggregate principal amount of 4.680% Senior Notes due 2045 on February 23, 2015 (the “Existing 2045 Notes”).  The 2045 Notes are identical to, and will be treated as a single class of debt securities with, the Existing 2045 Notes under the Third Supplemental Indenture.

The Partnership may redeem all or some of the Notes, in whole or in part, at any time prior to their maturity at the redemption prices set forth in the Indentures.

The Notes rank equally in right of payment with all of the Partnership’s existing and future senior unsecured indebtedness; senior to any subordinated indebtedness that the Partnership may incur; effectively junior in right of payment to all of the Partnership’s future secured debt from time to time outstanding, to the extent of the value of the assets constituting the collateral securing the debt; and structurally junior in right of payment to the liabilities of the Partnership’s subsidiaries.

The Indentures contain customary covenants that, among other things, will restrict the Partnership’s ability, with certain exceptions, to incur debt secured by liens; engage in sale/leaseback transactions; and merge, consolidate or transfer all or substantially all of its assets.

The foregoing descriptions of the Indentures and the Notes are not complete and are qualified in their entirety by reference to the full text of the Indentures and the Notes, which are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 to this Form 8-K and are incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Notes and the Indentures included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.		Description

1.1	—

Underwriting Agreement, dated as of October 10, 2017, by and among Phillips 66 Partners LP, Phillips 66 Partners GP LLC, and Citigroup Global Markets Inc., MUFG Securities Americas Inc., Scotia Capital (USA) Inc., and TD Securities (USA) Inc., on behalf of themselves and the several Underwriters named in Schedule 1 to the Underwriting Agreement.

4.1	—

Indenture, dated as of February 23, 2015, between Phillips 66 Partners LP and The Bank of New York Mellon Trust Company, N.A., as trustee, in respect of senior debt securities of Phillips 66 Partners LP (incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K filed on February 23, 2015).

4.2	—	Sixth Supplemental Indenture, dated as of October 13, 2017, between Phillips 66 Partners LP and The Bank of New York Mellon Trust Company, N.A., as trustee, in respect of the 2028 Notes.

4.3	—

Third Supplemental Indenture, dated as of February 23, 2015, between Phillips 66 Partners LP and The Bank of New York Mellon Trust Company, N.A., as trustee, in respect of the 2045 Notes (incorporated by reference to Exhibit 4.4 to the Partnership’s Current Report on Form 8-K filed on February 23, 2015).

4.4	—	Form of the 2028 Notes (included in Exhibit 4.2 as Exhibit A to the Appendix thereto).

4.5	—	Form of the 2045 Notes (included in Exhibit 4.3 as Exhibit A to the Appendix thereto).

5.1	—	Opinion of Latham & Watkins LLP regarding the validity of the Notes.

23.1	—	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66 Partners LP
	By:	Phillips 66 Partners GP LLC, its general partner

Dated: October 13, 2017	By:	/s/ J.T. Liberti
J.T. Liberti
Vice President and Chief Operating Officer